Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To: ARS Networks, Inc.

As independent Certified Public Accountants, we hereby consent to the use by reference in this Registration Statement, Form S8, of our April 30, 2004 report on Form 10KSB for the year ended January 31, 2004, which includes an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern, and to all other references to our Firm included in this Registration Statement.

/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
Russell Bedford Stefanou Mirchandani LLP

New York, New York
June 10, 2004